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                                                                      Exhibit 10

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated August 24, 2001 in this Registration Statement (Form N-1A No. 2-78309) of UBS PaineWebber RMA Money Fund, Inc. (consisting of UBS PaineWebber RMA Money Market Portfolio, UBS PaineWebber U.S. Government Portfolio and UBS PaineWebber Retirement Money
Fund).


                                                     /s/ ERNST & YOUNG LLP

                                                         ERNST & YOUNG LLP


New York, New York
August 27, 2001